HALE AND DORR LLP
                               Counsellors at Law
                                 60 State Street
                           Boston, Massachusetts 02109
                         617-516-6000 * Fax 616-526-5000

                                   May 21, 1998


Diacrin, Inc.
Building 96, 13th Street
Charlestown Navy Yard
Charlestown, Massachusetts  02129

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (File No. 333-47825) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 1,027,027 shares of Common Stock, $.01 par value per share (the "Shares"), of Diacrin, Inc., a Delaware corporation (the "Company"). All of the Shares are being registered on behalf of certain stockholders of the Company (the "Selling Stockholders").

         We have acted as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, a copy of the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

WASHINGTON, DC                    BOSTON, MA                         LONDON, UK*


              HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
  *BROBECK HALE AND DORR INTERNATIONAL (IN INDEPENDENT JOINT VENTURE LAW FIRM)

         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         For purposes of our opinion below as to full payment for the Shares, we have relied solely on a certificate of an officer of the Company.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the corporation law of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered solely in connection with the Registration Statement and may not be quoted or relied upon by any other person or used for any other purpose, without our prior written consent.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                              Very truly yours,



                                                              HALE AND DORR LLP